Exhibit No. 1
American Sports History Incorporated
Form 8-K Dated June 14, 1999
File No. 33-55254-46



Michelle M. Gelinas, CPA           65 Rolling Hill Drive
                                   Chatham, NJ  07928
                                   Phone: 973-593-9019
                                   Fax:  973-593-6877

June 18, 1999

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, D.C.  20549

Re: American Sports History, Incorporated
    Commission File No.  33-55254-46

I was previously the independent auditor for American Sports History, Incorporated (the "Company"). Under the date of June 30, 1998, except for Notes 4 and 9 which are dated August 21, 1998, I reported on the consolidated financial statements of the Company as at December 31, 1997, and for each of the years in the two year period then ended. On June 14, 1999, the client-auditor relationship between American Sports History, Incorporated and Michelle M. Gelinas, CPA, ceased. I have read the statements included under Item 4 of Form 8-K dated June 14, 1999, of American Sports History Incorporated and agree with such statements. There are no disagreements or reportable events.

Very truly yours,

/s/ Michelle M. Gelinas, CPA